Exhibit 99.1

Arch Insurance North America
Grace Building, 14th Floor
1114 Avenue of the Americas
New York, NY 10036
www.archinsurance.com

Regulatory Approval Obtained for Arch Insurance North America’s Acquisition of the
U.S. MidCorp and Entertainment Businesses of Allianz
NEW YORK — July 22, 2024 — Arch Insurance North America (Arch Insurance), part of Arch Capital Group Ltd. (Nasdaq: ACGL), today announced that regulatory approval has been obtained for its previously announced acquisition of the U.S. MidCorp and Entertainment insurance businesses of Allianz. Both parties expect to close the transaction on August 1, 2024, subject to customary closing conditions.
About Arch Insurance North America
Arch Insurance North America, part of Arch Capital Group Ltd., includes Arch’s insurance operations in the United States and Canada. Business in the U.S. is written by Arch Insurance Company, Arch Specialty Insurance Company, Arch Property & Casualty Insurance Company and Arch Indemnity Insurance Company. Business in Canada is written by Arch Insurance Canada Ltd.

About Arch Capital Group Ltd.
Arch Capital Group Ltd. (Nasdaq: ACGL) is a publicly listed Bermuda exempted company with approximately $22.1 billion in capital at March 31, 2024. Arch, which is part of the S&P 500 Index, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; an incident, disruption in operations or other cyber event caused by cyber attacks, the use of artificial intelligence technologies or other technology on the Company’s systems or those of the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and other factors identified in our filings with the U.S. Securities and Exchange Commission (SEC).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Source — Arch Capital Group Ltd.
Tag — arch-corporate-insurance
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Arch Media Contacts:
Greg Hare
Arch Capital Services LLC
ghare@archgroup.com

Stephanie Perez
Arch Capital Services LLC
stperez@archgroup.com